                                  EXHIBIT 15
        LETTER IN LIEU OF CONSENT REGARDING REVIEW REPORT OF UNAUDITED
        --------------------------------------------------------------
                         INTERIM FINANCIAL INFORMATION
                         -----------------------------

P. H. Glatfelter Company:

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited condensed consolidated financial statements of P. H. Glatfelter Company and subsidiaries for the three-month and nine-month periods ended September 30, 1998 and 1997, as indicated in our report dated October 16, 1998; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated by reference in Registration Statements Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-26587, 333-34797,
333-53977 and 333-66991 on Forms S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 16, 1998

                                       23